EXHIBIT 99.1

PennantPark Investment Corporation Announces Share Purchases by Management and Directors

NEW YORK, April 01, 2020 (GLOBE NEWSWIRE) -- Directors, officers and other employees of PennantPark Investment Advisers, LLC purchased an aggregate of 208,136 shares of PennantPark Investment Corporation (“PNNT,” “we” or “our”) (Nasdaq: PNNT) common stock from February 12, 2020 to March 31, 2020.

“These share purchases should demonstrate the strong alignment of interests that exists between our management team and our shareholders. We remain committed to our strategy, and will continue to work hard for our investors as we proactively address the challenges created by the COVID-19 pandemic,” said Arthur Penn, Chairman and Chief Executive Officer. He continued, “We strongly believe that the share price of PNNT does not accurately reflect the value of the company and represents an excellent investment opportunity. These purchases by management show our confidence in PNNT’s long-term potential.”

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.8 billion of assets under management. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com